   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1996
                                                      REGISTRATION NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              -------------------

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              -------------------

                  DONNELLEY ENTERPRISE SOLUTIONS INCORPORATED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    Delaware                       7389                         13-3160717
(STATE OR OTHER         (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
JURISDICTION OF         CLASSIFICATION CODE NUMBER)       IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)


                      161 North Clark Street, Suite 2400
                            Chicago, Illinois 60601
                                (312) 419-7600

   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              Rhonda I. Kochlefl
                      161 North Clark Street, Suite 2400
                            Chicago, Illinois 60601
                                (312) 419-7600

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  Copies to:

      DEBORAH M. REGAN            DENNIS V. OSIMITZ          ROBERT F. WALL
R.R. DONNELLEY & SONS COMPANY      SIDLEY & AUSTIN          WINSTON & STRAWN
    77 WEST WACKER DRIVE       ONE FIRST NATIONAL PLAZA    35 WEST WACKER DR.
   CHICAGO, ILLINOIS 60601     CHICAGO, ILLINOIS 60603   CHICAGO, ILLINOIS 60601
       (312) 326-8000               (312) 853-7000           (312) 558-5600

                              -------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-10127

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                              -------------------

                        CALCULATION OF REGISTRATION FEE

                                                   PROPOSED          PROPOSED
                                                   MAXIMUM           MAXIMUM         AMOUNT OF
  TITLE OF EACH CLASS OF         AMOUNT TO      OFFERING PRICE      AGGREGATE       REGISTRATION
SECURITIES TO BE REGISTERED    BE REGISTERED      PER SHARE       OFFERING PRICE        FEE
Common Stock, $0.01 par
  value....................     299,000(1)          $25.00          $7,475,000         $2,265

(1) Includes 39,000 shares of Common Stock issuable upon exercise of the Underwriters' over-allotment option.

================================================================================

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The information in the Registration Statement filed by Donnelley Enterprise Solutions Incorporated with the Securities and Exchange Commission (File No. 333-10127) pursuant to the Securities Act of 1933, as amended, is incorporated in its entirety by reference into this Registration Statement.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN CHICAGO, ILLINOIS ON OCTOBER 30, 1996.


                                    Donnelley Enterprise Solutions Incorporated

                                        By: /s/ Rhonda I. Kochlefl
                                            ------------------------------------
                                          Name: Rhonda I. Kochlefl
                                          Title: Chairman, President and
                                                 Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


          SIGNATURE                     TITLE(S)                      DATE
          ---------                     --------                      ----
   /s/ Rhonda I. Kochlefl        Chairman, President and        October 30, 1996
   ----------------------          Chief Executive Officer
       Rhonda I. Kochlefl          and Director (principal
                                   executive officer)

              *                  Senior Vice President and      October 30, 1996
   ----------------------          Chief Financial Officer
       Luke F. Botica              (principal financial and
                                   accounting officer)

              *                  Senior Vice President and      October 30, 1996
   -----------------------         Chief Technology Officer
        Leo S. Spiegel             and Director

              *                  Director                       October 30, 1996
   -----------------------
       Daniel I. Malina


              *                  Director                       October 30, 1996
   -----------------------
        W. Ed Tyler


*By: /s/ Rhonda I. Kochlefl
    -----------------------
         Rhonda I. Kochlefl
         Attorney-in-Fact


                                 EXHIBIT INDEX

EXHIBIT                                EXHIBIT DESCRIPTION
-------         ----------------------------------------------------------------
 5.1            Opinion of Sidley & Austin.
23.1            Consent of Sidley & Austin (included in Exhibit 5.1).
23.2            Consents of Arthur Andersen LLP.
24.1            The Powers of Attorney filed as Exhibit 24.1 to Registration
                Statement No. 333-10127 are hereby incorporated by reference.